Exhibit 32.1
CERTIFICATE OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS
     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.
     The undersigned, who are (i) the President and Chief Executive Officer of UMTH Land Development, L.P., the general partner of United Development Funding III, L.P. (the “Partnership”) and (ii) the Chief Financial Officer of UMT Holdings, L.P., the limited partner of UMTH Land Development, L.P., the general partner of the Partnership, each hereby certify as follows:
     The Quarterly Report on Form 10-Q of the Partnership (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
     Dated this 14th day of August, 2006.

/s/ Jeff W. Shirley

Jeff W. Shirley
President and Chief Executive Officer of UMTH Land Development, L.P., general partner of the Registrant

/s/ Cara D. Obert

Cara D. Obert
Chief Financial Officer of UMT Holdings, L.P., limited partner of UMTH Land Development, L.P., general partner of the Registrant
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.